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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-67977 of IDG Books Worldwide, Inc. on Form S-8 of our reports dated November 9, 1998 (December 18, 1998 as to Note 15), appearing and incorporated by reference in this Annual Report on Form 10-K of IDG Books Worldwide, Inc. for the year ended September 30, 1998.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

San Jose, California
December 28, 1998